Consent of Independent Auditors
                 -------------------------------



Potlatch Corporation, Plan Administrator
Potlatch Corporation Savings Plan for Hourly
   Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho:


We consent to incorporation by reference in the Registration Statement (No. 33-12809) on Form S-8 of our report dated April 8, 1994 relating to the statement of financial condition of Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho as of December 31, 1993 and 1992 and the related statements of income and changes in plan equity for the years then ended which report appears in the December 31, 1993 annual report on Form 11-K of Potlatch Corporation Savings Plan for Hourly Employees of the Pulp and Paperboard and Consumer Products Divisions, Lewiston, Idaho.




                                    KPMG PEAT MARWICK




June 24, 1994









                                                       Exhibit (23)